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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Nutraceutix, Inc.
8340 - 154th Avenue N.E.
Redmond, Washington 98052

RE:   NUTRACEUTIX, INC. FORM S-8


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nutraceutix, Inc. of our report dated February 12, 1999, appearing on page F-2 of Nutraceutix, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.






GRANT THORNTON LLP

Seattle, Washington
May 25, 1999